Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of FlexShopper Inc. (the “registrant”) on Form 10-K/A for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, H. Russell Heiser, Jr ., Chief Executive Officer and Chief Financial Officer of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

April 3, 2024

/s/ H. Russell Heiser, Jr.
H. Russell Heiser, Jr.
Principal Executive Officer and Principal Financial Officer